Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of June 21, 2022, is made by and among TRACON Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the Purchasers listed on Exhibit A hereto, together with their permitted transferees (each, a “Purchaser” and collectively, the “Purchasers”). The capitalized terms used herein and not otherwise defined have the meanings given them in Article 6.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers (severally and not jointly) hereby agree as follows:

Article 1

PURCHASE AND SALE OF SECURITIES

1.1Purchase and Sale of Securities. At the Closing, the Company will issue and sell to each Purchaser, and each Purchaser will, severally and not jointly, purchase from the Company, (a) the number of shares of Common Stock (the “Shares”) set forth opposite such Purchaser’s name on Exhibit A hereto, at a purchase price of $1.32 per Share (the “Share Purchase Price”), which is the lower of (1) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of this Agreement or (2) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of this Agreement, (b) for each Purchaser whose purchase of Shares hereunder would otherwise result in such Purchaser, together with its Affiliates, beneficially owning more than 19.9% of the outstanding Common Stock immediately following the Closing, in lieu of Shares and only to that extent, the number of pre-funded warrants to purchase shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A hereto and substantially in the form of Exhibit B hereto (the “Pre-Funded Warrants”), at a purchase price per Pre-Funded Warrant equal to the Share Purchase Price minus $0.01. Each Pre-Funded Warrant shall be exercisable for one (1) share of Common Stock at an exercise price equal to $0.01.  The Shares and the Pre-Funded Warrants are referred to collectively as the “Securities.” Each Purchaser’s aggregate purchase price for the Securities purchased by such Purchaser hereunder is referred to as the “Aggregate Purchase Price.”

1.2Payment. At the Closing, each Purchaser will pay the Aggregate Purchase Price set forth opposite its name on Exhibit A hereto by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers prior to the Closing. The Company will instruct its transfer agent to credit each Purchaser the number of Shares set forth on Exhibit A and will deliver the applicable Pre-Funded Warrants to each applicable Purchaser against delivery of the Aggregate Purchase Price promptly following the Closing Date.

1.3Closing Date. The closing of the transaction contemplated by this Agreement (the “Closing”) will take place on June 24, 2022 (the “Closing Date”) and will be held remotely via the exchange of documents and signatures or at such other time and place as shall be agreed upon by the Company and the Purchasers hereunder of a majority in interest of the aggregate Shares and Warrant Shares issuable upon exercise of the Pre-Funded Warrants to be purchased at the Closing.

Article 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as specifically contemplated by this Agreement or as disclosed in the Registration Statement and the Prospectus, the Company hereby represents and warrants to the Purchasers that:

2.1Registration. The Company meets the requirements for use of Form S-3 under the Securities Act and has filed with the SEC a registration statement on such form (Registration File No. 333-263590), which became effective on March 28, 2022, for the registration under the Securities Act of the Securities. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said rule. The Company will file with the SEC pursuant to Rule 424(b) under the Securities Act, and the rules and regulations of the SEC promulgated thereunder, a prospectus supplement within the time period prescribed by Rule 424. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form filed with the SEC on March 16, 2022, is hereinafter called the “Base Prospectus”; and the form of prospectus supplement, in the form in which it will be filed with the SEC pursuant to Rule 424(b) related to the offer of the Securities is hereinafter called the “Prospectus Supplement.” The Base Prospectus, as supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “set forth” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the SEC.

2.2Registration Statement and Prospectus. The Registration Statement contains all exhibits and schedules as required by the Securities Act and the rules and regulations of the SEC thereunder. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations of the SEC and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus and the Prospectus Supplement, each as of its respective date, complied in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations of the SEC. Each of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the SEC and none of such Incorporated Documents, when they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties as to information, if any, contained in or omitted from the Prospectus Supplement or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Purchaser specifically for use in the Registration Statement or the Prospectus Supplement.

2.3Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as currently conducted as disclosed in the Registration Statement and Prospectus. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.

2.4Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Securities in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including the issuance of the Securities and the Warrant Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required. This Agreement has been duly executed by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

2.5Capitalization. As of June 14, 2022, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, $0.001 par value per share. As of June 14, 2022, 20,579,809 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued or outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued, fully paid, and nonassessable. Options to purchase an aggregate of 2,246,310 shares of Common Stock were outstanding as of June 14, 2022. The Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations other than awards and purchase rights granted under the Company’s Amended and Restated 2015 Equity Incentive Plan and its Amended and Restated 2015 Employee Stock Purchase Plan and warrants to purchase Common Stock described in the Registration Statement or Prospectus, the outstanding amount of which may change from time to time. The Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), as in effect on the date hereof, and the Company’s Amended and Restated Bylaws (the “Bylaws”) as in effect on the date hereof, are each filed as exhibits to the Registration Statement or Incorporated Documents.

2.6Issuance of Securities. The Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Warrant Shares”) are duly authorized and, upon issuance in accordance with the terms of this Agreement (and, in the case of the Warrant Shares, the Pre-Funded Warrants), will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

2.7No Conflicts; Government Consents and Permits.

(a)The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Securities) will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws or, assuming the accuracy of the Purchasers’ representations and warranties contained herein, require the approval of the Company’s stockholders, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect.

(b)The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Securities in accordance with the terms hereof other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws after the date hereof, and any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq.

(c)The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it and as currently proposed to be conducted as disclosed in the Registration Statement and Prospectus, except for such franchise, permit, license or similar authority, the lack of which would not reasonably be expected to have a Material Adverse Effect. The Company has not received any actual notice of any proceeding relating to revocation or modification of any such franchise, permit, license, or similar authority except where such revocation or modification would not reasonably be expected to have a Material Adverse Effect.

2.8Financial Statements; Material Agreements. As of their respective dates, the Financial Statements and the related notes complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (a) as may be otherwise indicated in the Financial Statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Quarterly Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). All material agreements that were required to be filed as exhibits to Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K under Item 601(b)(10) of Regulation S-K (collectively, the “Material Agreements”) to which the Company or any Subsidiary of the Company is a party, or the property or assets of the Company or any Subsidiary of the Company are subject, have been filed as exhibits to the Registration Statement or the Incorporated Documents. All Material Agreements are valid and enforceable against the Company in accordance with their respective terms, except (a) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (b) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws. The Company is not in breach of or default under any of the Material Agreements, and to the Company’s knowledge, no other party to a Material Agreement is in breach of or default under such Material Agreement, except in each case, for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect. The Company has not received a notice of termination nor is the Company otherwise aware of any threats to terminate any of the Material Agreements.

2.9Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and the Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

2.10Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.11Absence of Litigation. Except as may be set forth in the Registration Statement or Incorporated Documents, as of the date hereof, there is no action, suit, proceeding or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against the Company that if determined adversely to the Company would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement. To the knowledge of the Company, there is not pending or contemplated any investigation by the SEC of the Company or any director or executive officer of the Company. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.

2.12Intellectual Property Rights. The Company owns or possesses, or has a reasonable basis on which it believes it can obtain on reasonable terms, licenses or sufficient rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable it to conduct its business as conducted as of the date hereof and, to its knowledge, as proposed to be conducted as described in the Registration Statement and Prospectus. As used in this Agreement, the “Intellectual Property” means all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable the Company to conduct its business as conducted as of the date hereof and, to its knowledge, as proposed to be conducted as described in the Registration Statement and Prospectus. To the Company’s knowledge, the Company has not infringed the intellectual property rights of third parties and no third party, to the Company’s knowledge, is infringing the Intellectual Property, in each case, which could reasonably be expected to result in a Material Adverse Effect. There are no material options, licenses or agreements relating to the Intellectual Property that are not described in the Registration Statement and Prospectus, nor is the Company bound by or a party to any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other Person that are not described in the Registration Statement and Prospectus. There is no material claim or action or proceeding pending or, to the Company’s knowledge, threatened that challenges any of the rights of the Company in or to, or otherwise with respect to, any Intellectual Property.

2.13Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company has no commitments or plans with respect to operating its business that would cause it to become subject to the Investment Company Act.

2.14No Material Adverse Change. Since March 31, 2022, except as described or referred to in the Registration Statement and Prospectus and except for cash expenditures in the ordinary course of business, there has not been any change in the assets, business, properties, financial condition or results of operations of the

Company that would reasonably be expected to have a Material Adverse Effect. Since March 31, 2022, (a) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (b) the Company has not sustained any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (c) the Company has not incurred any material liabilities except in the ordinary course of business.

2.15The Nasdaq Capital Market. The Common Stock is listed on the Nasdaq Capital Market, and to the Company’s knowledge, there are no proceedings to revoke or suspend such listing. The Company is in material compliance with the requirements of Nasdaq for continued listing of the Common Stock thereon and any other Nasdaq listing and maintenance requirements.

2.16Accountants. Ernst & Young LLP, which has expressed its opinion with respect to the audited financial statements included as a part of the Registration Statement and Prospectus, are independent accountants as required by the Securities Act.

2.17Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (a) in the businesses and location in which the Company is engaged, (b) with the resources of the Company, and (c) at a similar stage of development as the Company. The Company has not received any written notice that the Company will not be able to renew its existing insurance coverage as and when such coverage expires. The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

2.18Foreign Corrupt Practices. Since January 1, 2021, neither the Company, nor to the Company’s knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.19Taxes. The Company has filed (or has obtained an extension of time within which to file) all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due on such tax returns, except where the failure to so file or the failure to so pay would not reasonably be expected to have a Material Adverse Effect.

2.20Real and Personal Property. The Company has good and marketable title to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (a) do not materially interfere with the use of such property by the Company or (b) would not reasonably be expected to have a Material Adverse Effect.

2.21No Manipulation of Stock. The Company has not taken, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

2.22Related Party Transactions. Except with respect to the transactions (a) that are not required to be disclosed and (b) contemplated hereby to the extent an Affiliate of any director purchases Securities hereunder, all transactions that have occurred between or among the Company, on the one hand, and any of its officers or directors, or any Affiliate or Affiliates of any such officer or director, on the other hand, prior to the date hereof have been disclosed in the Registration Statement and Prospectus to the extent required to be disclosed by the Securities Act or Exchange Act, as the case may be.

Article 3

PURCHASER’S REPRESENTATIONS AND WARRANTIES

Each Purchaser represents and warrants to the Company, severally and not jointly, with respect to itself and its purchase hereunder, that:

3.1Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

3.2Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into this Agreement and the Pre-Funded Warrants, as applicable, and to consummate the transactions contemplated hereby and thereby. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.3Residency. Unless the Purchaser has otherwise notified the Company in writing, the Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

3.4Foreign Purchasers. If any Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) or is a U.S. subsidiary or Affiliate of a foreign parent company (a “Foreign Purchaser”), each such Foreign Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or the Warrant Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities or the Warrant Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities or the Warrant Shares. Each Foreign Purchaser further represents that either (a) it does not now, nor will it after the Closing, hold 10% or greater, directly or indirectly, of the voting interest in the Company or (b) if it does or will, such Foreign Purchaser shall notify the Company and shall provide such information as the Company may reasonably request to comply with state, federal, or local regulations. The Company’s offer and sale and the Foreign Purchaser’s subscription and payment for and continued beneficial ownership of the Securities and the Warrant Shares will not violate any applicable securities or other laws of the Foreign Purchaser’s jurisdiction.

3.5Purchaser Ownership. Assuming that the Company’s representations in Section 2.5 with respect to the number of outstanding shares of Common Stock are accurate as of the Closing, the Purchaser will not beneficially own more than 19.99% of the Common Stock immediately following the Closing. For purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

Article 4

COVENANTS

4.1Expenses. The Company and each Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

4.2Financial Information. The financial statements of the Company to be included in any documents filed with the SEC will be prepared in accordance with accounting principles generally accepted in the United States, consistently applied (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Quarterly Reports on Form 10-Q), and will fairly present in all material respects the consolidated financial position of the Company and consolidated results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

4.3Securities Laws Disclosure. On or before 9:00 a.m., New York local time, on the Business Day following the date hereof, the Company shall issue a press release and/or Current Report on Form 8-K announcing the signing of this Agreement and describing the material terms of the transactions contemplated by this Agreement.

4.4Sales by Purchasers. Each Purchaser will sell any Securities and, if applicable, any Warrant Shares held by it in compliance with applicable prospectus delivery requirements. No Purchaser will make any sale, transfer or other disposition of the Securities or, if applicable, Warrant Shares in violation of federal or state securities laws.

4.5Reservation of Common Stock. The Company shall reserve and keep available at all times during which the Pre-Funded Warrants remain exercisable, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Warrant Shares upon exercise of the Pre-Funded Warrants in accordance with the terms thereof.

4.6Stockholder Approval. The Company shall use commercially reasonable efforts to obtain, at the next annual meeting of the stockholders of the Company, the approval by the holders of Common Stock that are required under the listing standards of The Nasdaq Stock Market (and any successor thereto and any other trading market on which the Common Stock is listed), including Nasdaq Stock Market Rule 5635(b) and Rule 5635(d), to permit the issuance of shares of Common Stock above relevant thresholds included in such rules, upon exercise of any Pre-Funded Warrants issued pursuant to this Agreement and any other warrant outstanding and held by a Purchaser as of the date hereof that would result in the Purchaser (together with its affiliates) beneficially owning in excess of 19.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise (“Stockholder Approval”). Such commercially reasonable efforts will include (i) subject to the board of directors’ fiduciary duties, a recommendation by the Company’s board of directors that the Company’s stockholders approve such proposal and (ii) the Company’s retention of a third-party proxy solicitation firm, on commercially reasonable and market terms, to assist the Company in obtaining approval of the Company’s stockholders of such proposal, the related costs and expenses for which shall be borne by the Company. If the Stockholder Approval is not obtained at such meeting or an adjournment or postponement thereof, then the Company agrees to submit the Stockholder Approval to its stockholders at each subsequent annual meeting of the stockholders of the Company until the earliest to occur of: (i) the Stockholder Approval; or (ii) the 2025 annual meeting of the stockholders of the Company (or an adjournment or postponement thereof).

Article 5

CONDITIONS TO CLOSING

5.1Conditions to Obligations of the Company. The Company’s obligation to complete the purchase and sale of the Securities to be purchased and sold at the Closing and deliver such Securities to each Purchaser is subject to the waiver by the Company or fulfillment as of the Closing Date of the following conditions:

(a)Receipt of Funds. The Company shall have received immediately available funds in the full amount of the Aggregate Purchase Price for the Securities being purchased hereunder as set forth opposite such Purchaser’s name on Exhibit A hereto.

(b)Representations and Warranties. The representations and warranties made by each Purchaser in Article 3 shall be true and correct in all respects as of the Closing Date.

(c)Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d)Nasdaq Qualification. The Shares to be issued shall be duly authorized for listing by Nasdaq, subject to official notice of issuance, to the extent required by the rules of Nasdaq.

(e)Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(f)No Governmental Prohibition. The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation.

5.2Conditions to Purchasers’ Obligations at the Closing. Each Purchaser’s obligation to complete the purchase and sale of the Securities is subject to the waiver by such Purchaser or fulfillment as of the Closing Date of the following conditions:

(a)Representations and Warranties. The representations and warranties made by the Company in Article 2 shall be true and correct in all material respects as of the Closing Date.

(b)Transfer Agent Instructions. The Company shall have delivered to its transfer agent irrevocable instructions to issue to such Purchaser or in such nominee name(s) as designated by such Purchaser in writing such number of Shares set forth opposite such Purchaser’s name on Exhibit A hereto.

(c)Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d)Nasdaq Qualification. The Shares shall be duly authorized for listing by Nasdaq, subject to official notice of issuance, to the extent required by the rules of Nasdaq.

(e)Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(f)No Governmental Prohibition. The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation.

Article 6

DEFINITIONS

6.1“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

6.2“Aggregate Purchase Price” has the meaning set forth in Section 1.1.

6.3“Agreement” has the meaning set forth in the preamble.

6.4“Base Prospectus” has the meaning set forth in Section 2.1

6.5“Business Day” means a day Monday through Friday on which banks are generally open for business in New York City, New York.

6.6“Bylaws” has the meaning set forth in Section 2.5.

6.7“Certificate of Incorporation” has the meaning set forth in Section 2.5.

6.8“Closing” has the meaning set forth in Section 1.3.

6.9“Closing Date” has the meaning set forth in Section 1.3.

6.10“Common Stock” means the common stock, par value $0.001 per share, of the Company.

6.11“Company” has the meaning set forth in the preamble.

6.12“Evaluation Date” has the meaning set forth in Section 2.9.

6.13“Exchange Act” means the Securities Exchange Act of 1934, as amended.

6.14“Financial Statements” means the consolidated financial statements of the Company included in the Incorporated Documents.

6.15“Financing” has the meaning set forth in Section 7.13.

6.16“Foreign Purchaser” has the meaning set forth in Section 3.4.

6.17“Incorporated Documents” has the meaning set forth in Section 2.1.

6.18“Intellectual Property” has the meaning set forth in Section 2.12.

6.19“Investment Company Act” has the meaning set forth in Section 2.13.

6.20“Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets or financial condition of the Company, taken as a whole, or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement.

6.21“Material Agreements” has the meaning set forth in Section 2.8.

6.22“Nasdaq” means The Nasdaq Stock Market LLC.

6.23“Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

6.24“Pre-Funded Warrants” has the meaning set forth in Section 1.1.

6.25“Prospectus” has the meaning set forth in Section 2.1.

6.26“Prospectus Supplement” has the meaning set forth in Section 2.1.

6.27“Purchasers” has the meaning set forth in the preamble.

6.28“Registration Statement” has the meaning set forth in Section 2.1.

6.29“SEC” means the United States Securities and Exchange Commission.

6.30“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

6.31“Securities” has the meaning set forth in Section 1.1.

6.32“Share Purchase Price” has the meaning set forth in Section 1.1.

6.33“Shares” has the meaning set forth in Section 1.1.

6.34“Subsidiary” of any Person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either above or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

6.35“Warrant Shares” has the meaning set forth in Section 2.6.

Article 7

GOVERNING LAW; MISCELLANEOUS

7.1Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

7.2Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or e-mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

7.3Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

7.4Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

7.5Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and either (a) Purchasers holding Securities representing a majority in interest of the aggregate Shares and Warrant Shares issuable upon exercise of the Pre-Funded Warrants purchased at the Closing; provided, however, that such modification, amendment or waiver is made with respect to all Purchasers and does not adversely affect any Purchaser in a manner different than all other Purchasers, or (b) the Purchaser to be charged with enforcement of such modification, amendment or waiver. Any amendment or waiver by a party effected in accordance with this Section 7.5 shall be binding upon, in the case of clause (a) of the preceding sentence, all Purchasers, and, in the case of clause (b) of the preceding sentence, the applicable Purchaser, including with respect to any Securities purchased under this Agreement or Warrant Shares at the time outstanding and held by such parties or party (including securities into which such Securities are convertible and for which such Securities are exercisable) and each future holder of all such securities.

7.6Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:TRACON Pharmaceuticals, Inc.

  4350 La Jolla Village Drive

Suite 800

San Diego, CA 92122

  Attn: Chief Financial Officer

Email: sbrown@traconpharma.com

With a copy to:Cooley LLP

  4401 Eastgate Mall

  San Diego, CA 92121

  Attn: Matthew Browne

Email: mbrowne@cooley.com

If to a Purchaser: To the address or email address set forth immediately below such Purchaser’s name on the signature pages hereto. Each party will provide ten days’ advance written notice to the other parties of any change in its address.

7.7Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and permitted assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers holding Securities representing a majority in interest of the aggregate Shares and Warrant Shares issuable upon exercise of the Pre-Funded Warrants purchased at the Closing, and no Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

7.8Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.9Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.10No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.11Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers are entitled to seek temporary and permanent injunctive relief in any such case. Each Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. Each Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

7.12Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed Affiliates with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

7.13Waiver of Conflicts. Each Purchaser acknowledges that Cooley LLP, outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their Affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of such Purchasers or their Affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Cooley LLP inform the Purchasers hereunder of this representation and obtain their consent. Cooley LLP has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. Each Purchaser hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, (b) acknowledges that with respect to the Financing, Cooley LLP has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser, and (c) gives its informed consent to Cooley LLP’s representation of the Company in the Financing.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

COMPANY:
TRACON Pharmaceuticals, Inc. By:/s/ Charles P. Theuer, M.D., Ph.D. Name:Charles P. Theuer, M.D., Ph.D. Title:President and Chief Executive Officer

(Signature Page to Securities Purchase Agreement)

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

PURCHASER:
Address: One Boston Place . Suite 2600 . Boston, MA 02108 .	Opaleye L.P. By: /s/ Jim Silverman Name: Jim Silverman Title: Founder/Chairman

(Signature Page to Securities Purchase Agreement)

EXHIBIT A

SCHEDULE OF PURCHASERS

Purchaser	Shares	Pre-Funded Warrants	Aggregate Purchase Price
Opaleye L.P.	841,989	2,205,018	$3,999,999.06

Total:	841,989	2,205,018	$3,999,999.06

EXHIBIT B

FORM OF PRE-FUNDED WARRANT

TRACON PHARMACEUTICALS, INC.

PRE-FUNDED WARRANT TO PURCHASE COMMON STOCK

No. PFW	June 21, 2022

Void After June 21, 2032

THIS CERTIFIES THAT, for value received, [

] or its permitted assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from TRACON Pharmaceuticals, Inc., a Delaware corporation(the “Company”) with an address of 4350 La Jolla Village Drive, Suite 800, San Diego, CA, 92122, up to [] shares of the Common Stock of the Company (the “Common Stock”), subject to adjustment as provided herein. This Warrant is one of a series of Warrants being issued pursuant to the terms of the Securities Purchase Agreement, dated June 21, 2022, by and among the Company and the original Holder of this Warrant and the other parties named therein (the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

1.DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

1.1“Exercise Period” shall mean, subject to Section 2.5, the period commencing June 21, 2022 and ending June 21, 2032, unless sooner terminated as provided below.

1.2“Exercise Price” shall mean $0.01 per share, subject to adjustment pursuant to Section 5 below.

1.3“Exercise Shares” shall mean the shares of the Company’s Common Stock issued upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

2.EXERCISE OF WARRANT.

2.1Method of Exercise. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)An executed Notice of Exercise in the form attached hereto;

(b)Payment of the Exercise Price either (i) in cash or by check or wire transfer of immediately available funds, or (ii) pursuant to a Cashless Exercise, as described and permitted below; and

(c)This Warrant.

Upon the exercise of the rights represented by this Warrant, shares of Common Stock shall be issued for the Exercise Shares so purchased, and shall be registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, within a reasonable time after the rights represented by this Warrant shall have been so exercised and shall be issued in certificate form and delivered to the Holder, if so requested.

The person in whose name any Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of issuance of the shares of Common Stock, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

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2.2Cashless Exercise. Notwithstanding any provisions herein to the contrary, if, at any time during the Exercise Period, the Current Market Price (as defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), then, in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

	X =	Y (B-A) B

Where:	X =	the number of shares of Common Stock to be issued to the Holder.

	Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

	A =	the Exercise Price.

	B =	the Current Market Price of one share of Common Stock.

“Current Market Price” means on any particular date:

(a)if the Common Stock is traded on The Nasdaq Stock Market (“Nasdaq”), the closing price of the Common Stock of the Company on such market on the day prior to the applicable date of valuation;

(b)if the Common Stock is traded on any registered national stock exchange but is not traded on Nasdaq, the closing price of the Common Stock of the Company on such exchange on the day prior to the applicable date of valuation;

(c)if the Common Stock is traded over-the-counter, but not on Nasdaq or another registered national stock exchange, the closing bid price of the Common Stock of the Company on the day prior to the applicable date of valuation; and

(d)if there is no active public market for the Common Stock, the value thereof, as determined in good faith by the Board of Directors of the Company upon due consideration of the proposed determination thereof by the Holder.

2.3Partial Exercise. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within 10 days of the date of exercise, a new Warrant evidencing the rights of the Holder, or such other person as shall be designated in the Notice of Exercise, to purchase the balance of the Exercise Shares purchasable hereunder. In no event shall this Warrant be exercised for a fractional Exercise Share, and the Company shall not distribute a Warrant exercisable for a fractional Exercise Share. Fractional Warrant shares shall be treated as provided in Section 6 hereof.

2.4No Settlement for Cash. The Warrant cannot be settled with the Company for cash and except with respect to fractional shares as provided herein, the Company shall have no obligation to pay cash upon any exercise of this Warrant.

2.5Exercise Limitation. The Company shall not effect the exercise of this Warrant and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Holder (together with the Holder’s Affiliates) would beneficially own in excess of 19.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, that the Beneficial Ownership Limitation shall not apply in the event that the Company obtains Stockholder Approval for issuances of shares of Common Stock upon exercise of this Warrant in excess of the Maximum Percentage and otherwise satisfies the requirements of Nasdaq Stock Market Rule 5635 with respect to issuances of shares of Common Stock upon exercise of this Warrant. If, on the last Business Day of the Exercise Period, the Holder cannot exercise this Warrant in full because (i) such exercise would cause the Holder to exceed the Beneficial Ownership Limitation and (ii) Stockholder Approval has not been obtained for such exercise, the Exercise

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Period shall automatically, and without any further action of the parties, be extended to June 21, 2042. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (a) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Holder and its Affiliates and (b) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder and its Affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, filed with the SEC on the date thereof, (y) a more recent public announcement by the Company or (z) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-fifth (65th) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Warrants. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation and comply with any rules of Nasdaq. Notwithstanding any of the limitations set forth in this paragraph, this Warrant shall be fully exercisable in connection with a Liquidation Event (as defined below); provided further that this sentence shall not be given effect to the extent it could conflict with the rules of Nasdaq or any similar rule of any stock exchange on which the Common Stock is listed at the relevant time. In accordance with such listing standards, this restriction will apply at any time when the Warrant is outstanding, regardless of whether the Company then has a class of securities listed on Nasdaq. For purposes herein, “Liquidation Event” shall mean the consummation of any of the following transactions: (a) a merger or consolidation in which the Company is not the surviving entity (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation or continuation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company), (b) the sale of all or substantially all of the assets of the Company, or (c) the acquisition of all of the outstanding shares of the Company by a single stockholder and its Affiliates as a result of a tender offer or similar transaction.

3.COVENANTS OF THE COMPANY.

3.1Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other securities as provided herein) to such number of shares as shall be sufficient for such purposes.

3.2No Impairment. Except and to the extent as waived or consented to by the Holder or otherwise in accordance with Section 11 hereof, the Company will not, by amendment of its Certificate of Incorporation (as such may be amended from time to time), or through any means, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.3Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend

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(other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least 10 days prior to the date thereof, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

3.4Distributions. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) (the “Distributed Property”) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled, upon exercise of this Warrant for the purchase of any or all of the Exercise Shares, to receive the amount of Distributed Property which would have been payable to the Holder had such Holder been the holder of such Exercise Shares on the record date for the determination of the stockholders entitled to receive such Distributed Property. The Company will at all times set aside in escrow and keep available for distribution to such Holder upon exercise of this Warrant a portion of the Distributed Property to satisfy the distribution to which such Holder is entitled pursuant to the preceding sentence.

3.5Fundamental Transactions. If the Company consummates (a) a merger or consolidation with or into another entity, as a result of which the holders of the Company’s outstanding voting securities as of immediately prior to such merger or consolidation hold less than a majority of the outstanding voting securities of the surviving or successor entity as of immediately after such merger or consolidation or (b) a sale, transfer or other disposition of all or substantially all its property, assets or business to another person or entity (any such transaction being hereinafter referred to as a “Fundamental Transaction”), then the Company shall ensure that lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Exercise Shares immediately theretofore issuable upon exercise of this Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Exercise Shares equal to the number of Exercise Shares immediately theretofore issuable upon exercise of this Warrant, had such Fundamental Transaction not taken place. The provisions of this Section 3.5 shall similarly apply to successive consolidations, mergers, sales, transfers or other dispositions.

4.[INTENTIONALLY OMITTED].

5.ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number, class, and kind of shares subject to this Warrant. The Company shall promptly provide a certificate from an executive officer of the Company notifying the Holder in writing of any adjustment in the Exercise Price and/or the total number, class, and kind of shares issuable upon exercise of this Warrant, which certificate shall specify the Exercise Price and number, class and kind of shares under this Warrant after giving effect to such adjustment.

6.FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the Exercise Price by such fraction.

7.CERTAIN EVENTS. In the event of, at any time during the Exercise Period, any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another jurisdiction), in each case, in which the stockholders of the Company immediately prior to such capital reorganization, reclassification, consolidation or merger, will hold less than a

4

majority of the outstanding shares of the Company or resulting corporation immediately after such capital reorganization, reclassification, consolidation or merger, or the sale or other disposition of all or substantially all of the properties and assets of the Company and its subsidiaries, taken as a whole, in its entirety to any other person, other than sales or other dispositions that do not require stockholder approval (each, an “Event”), the Company shall provide to the Holder 10 days’ advance written notice of such Event, and the Holder shall have the option, in its sole discretion, to allow any unexercised portion of the Warrant to be deemed automatically exercised pursuant to Section 2.2, subject to Section 2.5. This Warrant will be binding upon the successors and assigns of the Company upon an Event.

8.NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

9.TRANSFER OF WARRANT. Subject to applicable laws, including compliance with all applicable securities laws, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.

10.LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed and in lieu thereof.

11.MODIFICATIONS AND WAIVER. Except for Section 2.5 of this Warrant at any time prior to the Company attaining Stockholder Approval for issuances of shares of Common Stock upon exercise of this Warrant in excess of the Maximum Percentage and the Company otherwise satisfies the requirements of Nasdaq Stock Market Rule 5635 with respect to issuances of shares of Common Stock upon exercise of this Warrant, this Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and either (a) Purchasers holding Pre-Funded Warrants representing at least 75% of the number of Exercise Shares then issuable upon exercise of all Pre-Funded Warrants sold pursuant to the Purchase Agreement, provided, however, that such modification, amendment or waiver is made with respect to all Pre-Funded Warrants and does not adversely affect any Purchaser holding Pre-Funded Warrants in a manner different than all other Purchasers holding Pre-Funded Warrants or (b) the Holder. Any modification, amendment or waiver by a party effected in accordance with this Section 11 shall be binding upon, in the case of clause (a) of the preceding sentence, all Purchasers holding Pre-Funded Warrants, and, in the case of clause (b) of the preceding sentence, the Holder, including with respect to any Exercise Shares then issuable and held by such parties or party and each future holder of all such securities. For the avoidance of doubt, Section 2.5 of this Warrant may not be changed, waived, discharged or terminated at any time prior to the Company attaining Stockholder Approval for issuances of shares of Common Stock upon exercise of this Warrant in excess of the Maximum Percentage and the Company otherwise satisfies the requirements of Nasdaq Stock Market Rule 5635 with respect to issuances of shares of Common Stock upon exercise of this Warrant.

12.NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address or email address listed on the signature page and to the Holder at the address or email address on the Company records, or at such other address or email address as the Company or Holder may designate by 10 days’ advance written notice to the other party hereto.

13.ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

14.GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York without regard to the principles of conflict of laws.

15.DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

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16.SEVERABILITY. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

17.ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of June 21, 2022.

TRACON PHARMACEUTICALS, INC.

By:

Name:

Title:

Address:	4350 La Jolla Village Drive Suite 800 San Diego, CA 92122

Email:	sbrown@traconpharma.com

NOTICE OF EXERCISE

TO: TRACON PHARMACEUTICALS, INC.

(1) The undersigned hereby elects to (check one box only):

☐ purchase          shares of the Common Stock of TRACON Pharmaceuticals, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full for such shares, together with all applicable transfer taxes, if any.

☐ purchase the number of shares of Common Stock of the Company by cashless exercise pursuant to the terms of the Warrant as shall be issuable upon cashless exercise of the portion of the Warrant relating to          shares, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Email address)

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:

(Please Print)

Address:

(Please Print)

Email address:

Dated: , 20

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.